EXHIBIT 24.1

                            POWER OF ATTORNEY

     WE, the undersigned directors and officers of Paychex, Inc. (the "Corporation"), do hereby constitute and appoint B. THOMAS GOLISANO and JOHN
M. MORPHY, severally our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Corporation, and to execute any and all instruments for us and in our names in the capacities indicated below which either of them may deem necessary or advisable to the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of 3,000,000 shares of the Corporation's $.01 par value per share common stock, including, specifically, but not limited to, the power and authority to sign for us, or any of us, in our names, in the capacities indicted below, a Registration Statement on Form S-8 and any and all amendments (including pre- and post-effective amendments) thereto and to file the same with all exhibits thereto and other documents in connection therewith, and to perform each and every other act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and we do hereby ratify and confirm all that B. Thomas Golisano or John M. Morphy or their agents or substitute, of either, may lawfully do or cause to be done by virtue hereof.

Signature                          Title                       Date


- --------------------------         Director                    October 1, 1998
Steven D. Brooks

/s/ G. Thomas Clark
- --------------------------
G. Thomas Clark                    Director                    October 1, 1998

/s/ B. Thomas Golisano
- --------------------------
B. Thomas Golisano                 Chairman, President and     October 1, 1998
                                   Chief Executive Officer

/s/ Phillip Horsley
- --------------------------
Phillip Horsley                    Director                    October 1, 1998

/s/ Grant M. Inman
- --------------------------
Grant M. Inman                     Director                    October 1, 1998

/s/ J. Robert Sebo
- --------------------------
J. Robert Sebo                     Director                    October 1, 1998

/s/ Harry P. Messina, Jr.
- --------------------------
Harry P. Messina, Jr.              Director                    October 1, 1998

/s/ John M. Morphy
- --------------------------
John M. Morphy                     Vice President, Chief       October 1, 1998
                                   Financial Officer and
                                   Secretary